EXHIBIT 10.4

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED.

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) has been executed by and among the following parties on September 11, 2020 in Beijing:

Party A: Yubo International Biotech (Chengdu) Limited. (the “Pledgee”)

Registered Address: 1201, 12 / F, unit 1, building 2, 368 Tianfu Second Street, Chengdu hi tech Zone

Party B 1: Wang Jun

Chinese Identification Card No.: [************]

Party B 2: Wang Yang

Chinese Identification Card No.: [************]

Party B 3: Beijing Zhenxigu Medical Research Center (L.P.)

Registered Address: Room 301, Building 23, No. 31, Xishiku Avenue, Xicheng District, Beijing

Party B 4: Beijing Borong Hongtai Asset Management Center (L.P.)

Registered Address: Room 601-273, No. 99, Yanmi Road, Xitian Gezhuang Town, Miyun District, Beijing

Party B 5: Platinum Health Management (Tianjin) Center (L.P.)

Registered Address: 217-43, Xinzhuang Economic Service Center, No. 818, Jingu Road, Xinzhuang Creative Industry Park, Xinzhuang Town, Jinnan District, Tianjin

(Party B 1, Party B 2, Party B 3, Party B 4 and Party B 5 are collectively referred to as “Party B” or the “Pledgors”.)

Party C: Platinum International Biotechnology (Beijing) Co., Ltd.

Registered Address: Room 108, Building 6, No. 31, Xishiku Avenue, Xicheng District, Beijing

In this Agreement, each of Pledgee, Pledgors and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

WHEREAS:

1.	Pledgors collectively own 100% of the equity interest in Party C;

2.	ont Party C acknowledges the respective rights and obligations of the Pledgors and the Pledgee under this Agreement and agrees to provide any necessary assistance in registering the Pledge Right as defined below;

3.	To ensure that Party C and the Pledgors fully perform their obligations under the Transaction Documents (as defined below), the Pledgors hereby pledge to the Pledgee all of the equity interest they hold in Party C as pledge guarantee for Party C’s and the Pledgors’ performance of the Transaction Documents.

1.	Definitions

Unless otherwise provided herein, the following terms shall have the following meanings:

1.1	“Pledge Right” means the guarantee interest granted by the Pledgors to the Pledgee in accordance with Article 2 of this Agreement, i.e., the right of the Pledgee to be compensated in a preferential way with the proceeds from the conversion, auction or sale of the Equity Interest.

1.2	“Equity Interest” means all of the equity interest in Party C lawfully held now and acquired hereafter by the Pledgors.

1.3	“Term of Pledge” means the term set forth in Article 3 hereof.

1.4	“Transaction Documents” shall mean the Exclusive Consulting Service Agreement executed by and between Party C and the Pledgee on September 11, 2020 (the “Consulting Service Agreement”), the Exclusive Option Agreement executed by and among Party C, the Pledgee and the Pledgors on September 11, 2020 (the “Exclusive Option Agreement”), and Entrustment Agreement executed on September 11, 2020 with the Pledgors (the “Entrustment Agreement”) and any modification, amendment and restatement to the aforementioned documents.

1.5	“Secured Indebtedness” means all direct, indirect and derivative losses and losses of foreseeable profits suffered by the Pledgee as a result of any Event of Default of the Pledgors and/or Party C or invalidity, cancellation or rescission of any Transaction Document. The basis for the amounts of such losses shall include, but not be limited to, the reasonable business plans and profit forecasts of the Pledgee, the service fees payable by Party C under the Consulting Service Agreement, all expenses incurred by the Pledgee in connection with its enforcement of the Pledgors’ and/or Party C’s obligations hereunder.

1.6	“Event of Default” means any of the circumstances set forth in Article 7 hereof.

1.7	“Notice of Default” means the notice given by the Pledgee in accordance with this Agreement declaring an Event of Default.

2.	Pledge

2.1	The Pledgors hereby pledge their 100% Equity Interest in Party C by them to the Pledgee by means of first priority pledge as guarantee for the repayment of the Secured Indebtedness. For the avoidance of doubt, the pledged property shall be all of the equity interest in Party C held by the Pledgors, representing RMB 10,000,000.00 of registered capital.

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2.2	If any of the following events (each an “Event of Settlement”) occurs, the value of the Secured Indebtedness shall be determined based on the total amount of the Secured Indebtedness that are due, outstanding and payable to the Pledgee immediately prior to or on the date of occurrence of the Event of Settlement (the “Determined Indebtedness”):

(a)	The Consulting Service Agreement expires or is terminated in accordance with the relevant provisions thereunder;

(b)	The occurrence and failure to resolve an Event of Default set forth in Article 7 hereof, as a result of which the Pledgee gives a Notice of Default to the relevant Pledgor(s) in accordance with Article 7.3;

(c)	Upon due inquiry, the Pledgee reasonably determines that the Pledgors and/or Party C is insolvent or could potentially be made insolvent; or

(d)	Any other event that requires the determination of the Secured Indebtedness in accordance with the relevant laws of the PRC.

2.3	For the avoidance of doubt, the date on which an Event of Settlement occurs shall be the settlement date (the “Settlement Date”). The Pledgee shall have the right, at its option, to realize the Pledge Right in accordance with Article 8 on or after the Settlement Date.

2.4	During the Term of Pledge (as defined below), the Pledgee is entitled to receive any dividends or other distributable benefits with respect to the Equity Interest. Without the Pledgee’s prior written consent, the Pledgors shall not receive dividends distributed on the Equity Interest.

2.5	The Pledgors may subscribe for capital increase in Party C with the prior written consent of the Pledgee. Any equity interest obtained by the Pledgors as a result of any capital increase in Party C by them shall also be deemed as Equity Interest.

3.	Term of Pledge

3.1	The Pledge shall become effective as of the date on which it is registered with the market supervision and administration authority (the “Registration Authority”) in the locality of Party C, and the term of the Pledge (the “Term of Pledge”) shall terminate until the obligation secured by the Pledge has been fully repaid or performed. The Parties agree that after the execution of this Agreement, they shall use their best efforts to submit an application for the creation and registration of pledge to the Registration Authority in accordance with the Measures for the Registration of Equity Pledge with the Administrative Authorities for Industry and Commerce, at the earliest date of the procedures prescribed by the Registration Authority.

3.2	During the Term of Pledge, in the event Party C fails to perform its obligations in accordance with the Transaction Documents, the Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

3.3	The Pledgors and Party C shall promptly record the pledge of the Equity Interest contemplated herein in the shareholders’ register of Party C upon the execution of this Agreement.

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4.	Custody of Equity Interest Records subject to the Pledge

4.1	During the Term of Pledge set forth in this Agreement, the Pledgors shall deliver to the Pledgee’s custody the original of investment certificate and the original of shareholders’ register recording the Pledge (and other documents reasonably requested by the Pledgee, including, without limitation, the Pledge Registration Notice issued by the market supervision and administration authority) as soon as possible from the date on which the Pledge is registered and created. The Pledgee shall have custody of such documents during the entire Term of Pledge set forth in this Agreement.

4.2	During the Term of Pledge, the Pledgee shall be entitled to collect dividends generated by the Equity Interest.

5.	Representations and Warranties of Each Pledgor and Party C
The Pledgors hereby represent and warrant to the Pledgee as follows:

5.1	The Pledgors are the sole legal and beneficial owners of the Equity Interest and shall have lawful, good and full ownership of the Equity Interest, unless subject to the agreements otherwise executed by and between the Pledgors and the Pledgee.

5.2	The Pledgors shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions of this Agreement.

5.3	Except for the Pledge Right, the Pledgors have created no security interest or other encumbrance on the Equity Interest, and the ownership of the Equity Interest is not disputed, or subject to attachment or other legal proceedings, or similar threatened action, in which the Equity Interest may be used for pledge and transfer in accordance with applicable laws.

5.4	The Pledgors’ execution of this Agreement and exercise of their rights hereunder or performance of their obligations hereunder will not violate any laws or regulations, any agreements or contracts to which the Pledgors are a party, or any covenants made by the Pledgors to any third party.

5.5	All documents, information, statements and certificates provided by the Pledgors to the Pledgee are accurate, true, complete and valid.

5.6	The Pledgors hereby warrant to the Pledgee that the above mentioned representations and warranties shall remain true and correct and be fully complied with under any circumstances at any time prior to the full performance of the obligations hereunder or the full repayment of the Secured Indebtedness.

Party C represents and warrants to the Pledgee as follows:

5.7	Party C is a limited liability company registered, incorporated and lawfully existing under the laws of the PRC with independent legal person status; it has full and independent civil and legal capacity to execute, deliver and perform this Agreement.

5.8	Upon due execution of this Agreement by Party C, the legal and valid obligations binding on Party A is hereby constituted.

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5.9	Party C has full internal right and authority to execute and deliver this Agreement and all other documents relating to the transactions contemplated hereby, and has full right and authority to consummate the transactions contemplated hereby.

5.10	There is no material security interest or other encumbrance on the assets owned by Party C, which may affect the rights and interests of the Pledgee in the Equity Interest.

5.11	There are no pending or, to the knowledge of Party C, threatened litigation, arbitration or other legal proceedings before any court or arbitral tribunal with respect to the Equity Interest, Party C or its assets, nor are there pending or, to the knowledge of Party C, threatened administrative procedures or penalty before any governmental or administrative authority with respect to the Equity Interest, Party C or its assets, which will have material or adverse effect on the economic condition of Party C or the Pledgors’ ability to perform their obligations and guarantee liability hereunder.

5.12	Party C hereby agrees to bear joint and several liability to the Pledgee for all or any of the Pledgors made hereunder.

5.13	Party C hereby warrants to the Pledgee that the foregoing representations and warranties will remain true and correct and be fully complied with under any circumstances at any time prior to full performance of the obligations hereof or full satisfaction of the Secured Indebtedness.

6.	Covenants and Further Agreements of the Pledgors and Party C
The Pledgors covenant and further agree as follows:

6.1	During the validity term of this Agreement, the Pledgors hereby covenant to the Pledgee that:

6.1.1	Except for the performance of the Exclusive Option Agreement executed by the Pledgors, the Pledgee and Party C on September 11, 2020, without the prior written consent of the Pledgee, the Pledgors shall not transfer, or agree to others’ transfer of, all or any part of the Equity Interest, create or permit to be created any security interest or other encumbrance which may affect the rights and interests of the Pledgee in the Equity Interest;

6.1.2	The Pledgors shall comply with all laws and regulations applicable to the pledge of rights, show any notice, order or recommendation issued or prepared by relevant competent authorities (or any other relevant authority) in connection with the Pledge Right to the Pledgee within five (5) days after the receipt of the same, and comply with such notice, order or recommendation, or make objections and representations with respect to such matters as reasonably requested by the Pledgee or upon approval of the Pledgee;

6.1.3	The Pledgors shall promptly notify the Pledgee of any event or notice received by the Pledgors which may have effect on the Pledgee’s rights in the Equity Interest or any portion thereof, together with any event or notice received by the Pledgors which may have effect on any warranty and other obligations of the Pledgors arising out of this Agreement.

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6.2	The Pledgors agree that the Pledge Right acquired by the Pledgee in accordance with this Agreement shall not be suspended or prejudiced by the Pledgors or any of their successors or representatives or any other person through legal proceedings.

6.3	To protect or perfect the security interest granted hereby, including the payment of the consulting and services fees under the Consulting Service Agreement and the performance of the Transaction Documents, the Pledgors hereby covenant to execute in good faith and cause other parties who have interest in the Pledge Right to execute all certificates, agreements, deeds and/or covenants requested by the Pledgee. The Pledgors further covenant to take and cause other parties who have interest in the Pledge Right to take actions requested by the Pledgee, facilitate the exercise by the Pledgee of the rights and authority granted by this Agreement, and enter into all relevant documents regarding the ownership of the Equity Interest with the Pledgee or its designees (natural persons/legal persons). The Pledgors covenant to provide the Pledgee with all notices, orders and decisions requested by the Pledgee in connection with the Pledge Right within a reasonable period.

6.4	The Pledgors hereby covenant to the Pledgee that they will comply with and perform all warranties, covenants, agreements, representations and conditions hereunder. In the event of failure or failure of full performance of their warranties, covenants, agreements, representations and conditions, the Pledgors shall indemnify the Pledgee for all losses caused thereby.

6.5	If any compulsory measures are imposed on the Equity Interest pledged hereunder by court or other governmental authorities due to any reason, the Pledgors shall use all endeavors, including, without limitation, provision of other warranties to the court or adoption of other measures, to release such compulsory measures taken by court or other authorities with respect to the Equity Interest.

6.6	Without the prior written consent of the Pledgee, the Pledgors and/or Party C shall not (or assist others to) increase, decrease or transfer the registered capital of Party C (or amount of capital contribution to Party C) or create any encumbrance thereon (including the Equity Interest).

6.7	Unless the Pledgee gives prior written instructions to the contrary, the Pledgors and/or Party C agree that if all or any part of the equities are transferred between the Pledgors and any third party (the “Equity Transferee”) in violation of this Agreement, the Pledgors and/or Party C shall ensure that the Equity Transferee shall unconditionally acknowledge the Pledge Right and complete necessary pledge change registration formalities (including, without limitation, execution of relevant documents) to procure the existence of the Pledge Right.

Party C covenants and further agrees as follows:

6.8	If the execution and performance hereof and the Equity Pledge hereunder require consent, permit, waiver or authorization of any third party or approval, permit or exemption of any governmental authority or completion of registration or filing formalities with any governmental authority (if required by law), Party C will endeavor to assist in obtaining and keeping them fully valid during the validity term hereof.

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6.9	Without the prior written consent of the Pledgee, Party C shall not assist or permit the Pledgors to create any new pledge or grant any other security interest on the Equity Interest, nor shall it assist or permit the Pledgors to transfer the Equity Interest.

6.10	Without the prior written consent of the Pledgee, Party C shall not transfer its assets, create or permit to be created any security interest or other encumbrance on its assets which may affect the rights and interests of the Pledgee in the Equity Interest.

6.11	If there is any lawsuit, arbitration or other claims likely to have adverse effect on Party C, the Equity Interest or the interests of the Pledgee under the Transaction Documents and this Agreement, Party C warrants that it will notify the Pledgee in writing as soon as possible without delay and take all necessary measures as reasonably requested by the Pledgee to ensure the Pledgee’s pledge interests in the Equity Interest.

6.12	Party C will not do or permit any act or action likely to have adverse effect on the interests of the Pledgee under the Transaction Documents and this Agreement.

6.13	Party C warrants that it will take all necessary measures and execute all necessary documents as reasonably requested by the Pledgee to ensure the Pledgee’s pledge interests in the Equity Interest together with the exercise and realization by the Pledgee of such interests.

6.14	If the exercise of the Pledge Right hereunder results in the transfer of any Equity Interest, Party C warrants that it will take all measures to complete such transfer.

7.	Event of Breach

7.1	Any violation by either Party hereto of any of its obligations hereunder shall be deemed as an Event of Default.

7.2	Upon knowledge or discovery of any circumstance set forth in Article 7.1 or the occurrence of any event that may lead to such circumstance, the Pledgors shall promptly notify the Pledgee in writing accordingly.

7.3	Unless an Event of Default set forth in this Article 7.1 has been successfully resolved to the Pledgee within thirty (30) days after the date of notice from the Pledgee, the Pledgee may give a Notice of Default to the Pledgors when an Event of Default occurs or at any time after the occurrence of an Event of Default, requesting the Pledgor to exercise of the Pledge Right in accordance with the provisions of Article 8 of this Agreement.

8.	Exercise of Pledge Right

8.1	The Pledgee shall issue a Notice of Default to the Pledgors when it exercises the Pledge Right.

8.2	Subject to the provisions of Article 7.3, the Pledgee may exercise the right to enforce the Pledge Right at any time after the issuance of the Notice of Default in accordance with Article 8.1. Once the Pledgee elects to enforce the Pledge Right, the Pledgors shall have no rights or interests in the Equity Interest.

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8.3	In the event of default, to the extent permitted, and in accordance with applicable laws, the Pledgee has the right to dispose of the pledged Equity Interest in accordance with law. After all the monies received by the Pledgee from the exercise of the Pledge Right are satisfied for paying off the Secured Indebtedness, the remaining amount shall be paid to the Pledgors or the persons entitled to it (without any interest accrued thereon).

8.4	The Pledgee is entitled to designate an attorney or other representatives to exercise the Pledge on its behalf, and Pledgors or Party C shall not raise any objectionto such exercise.

8.5	When the Pledgee disposes of the Pledge Right in accordance with this Agreement, the Pledgors and Party C shall provide necessary assistance so that the Pledgee can enforce the Pledge Right in accordance with this Agreement.

8.6	All out-of-pocket expenses, taxes and all legal costs relating to the creation of the Pledge and the realization of the Pledgee’s rights hereunder shall be borne by the Pledgors, except for those borne by the Pledgee in accordance with laws.

9.	Assignment

9.1	Without the prior written consent of the Pledgee, the Pledgors shall not assign or delegate their rights and obligations under this Agreement.

9.2	This Agreement shall be binding on the Pledgors and his/her successors and permitted assigns, and shall be valid with respect to the Pledgee and each of his/her successors and assigns.

9.3	At any time, the Pledgee may assign any and all of its rights and obligations under the Transaction Documents to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of the Pledgee hereunder, as if they were the original Party hereto. When the Pledgee assigns the rights and obligations under the Transaction Documents, upon request by the Pledgee, the Pledgors shall execute relevant agreements or other documents in connection with such assignment.

9.4	In the event of change of the Pledgee due to assignment, upon request by the Pledgee, the Pledgors shall enter into a new pledge agreement with the new pledgee on the same terms and conditions as those of this Agreement.

9.5	The Pledgors shall strictly comply with the provisions of this Agreement and other contracts or agreements jointly or severally executed by the Parties hereto or any of them, including the Exclusive Option Agreement and the Entrustment Agreement to authorize the Pledgee, perform the obligations hereunder and thereunder and refrain from any act/omission that may affect the validity and enforceability hereof and thereof. The Pledgors shall not exercise any remaining rights in the Equity Interest pledged hereunder unless in accordance with the written instructions given by the Pledgee.

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10.	Termination

Upon the full fulfillment of the rights and obligations under the Transaction Documents, this Agreement shall terminate and the Pledgee shall cancel or terminate this Agreement as soon as reasonably practicable.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to attorneys’ fee, costs of production, stamp duty and any other taxes and fees, shall be borne by Party C. If the Pledgee is required to bear relevant taxes and fees by applicable laws, the Pledgors shall cause Party C to fully reimburse all taxes and fees already paid by the Pledgee.

12.	Confidentiality

The Parties acknowledge that any oral or written information exchanged in connection with this Agreement shall be considered as Confidential Information. Each Party shall keep all such information confidential and shall not disclose any relevant information to any third party without the written consent of the other Parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s disclosure to the public); (b) is required to be disclosed in accordance with applicable laws or rules or provisions of any stock exchange; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, counsels or financial advisors in connection with the transactions contemplated hereby, provided, however, that such shareholders, directors, employees, counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this article. If the staff or agencies engaged by any Party disclose any confidential information, such Party shall be deemed to have disclosed such confidential information and shall bear legal liability for breach of this Agreement. This article shall survive the termination of this Agreement for any reason.

13.	Governing Law and Resolution of Disputes

13.1	The execution, effectiveness, interpretation and performance of this Agreement and resolution of disputes hereunder shall be governed by the formally promulgated and publicly available laws of the PRC. Any matters not covered by formally promulgated and publicly available laws of the PRC shall be governed by international legal principles and practices.

13.2	Any dispute arising from the interpretation and performance of the provisions of this Agreement shall be resolved by the Parties through consultation in good faith. If the Parties fail to agree upon the resolution of a dispute within thirty (30) days after any Party’s request to resolve such dispute through consultation, any Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with the Commission’s arbitration rules then in effect. The arbitration shall be conducted in Beijing and conducted in the Chinese language. The arbitration award shall be final and binding on both Parties.

13.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

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14.	Notices

14.1	All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service, facsimile or email to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1	Notices given by personal delivery, courier service or registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the mailing address specified for notices.

14.1.2	Notices given by facsimile or email shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Address: [************] Attn: Wang Yanxin E-mail: [************] Phone: [************]

Party B: Address: [************] Attn: Wang Yanxin E-mail: [************] Phone: [************]

Party C: Address: [************] Attn: Wang Yanxin E-mail: [************] Phone: [************]

14.3	Any Party may change its mailing address for notices at any time by giving a notice to the other Parties in accordance with this article.

15.	Severability

If one or more of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or compromised in any respect. The Parties shall strive through consultation in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions to the greatest extent permitted by laws and expected by the Parties, and the economic effect of such valid provisions shall be as close as possible to the economic effect of such invalid, illegal or unenforceable provisions.

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16.	Effectiveness

16.1	Any amendment, modification and supplement to this Agreement shall be made in writing and become effective after the Parties affix their signatures or seals and complete governmental registration procedures, if applicable.

16.2	This Agreement is written in the Chinese language in eight (8) counterparts. Each of the Pledgors, the Pledgee and Party C shall hold one (1) copy. One (1) copy shall be submitted to the Registration Authority. Each counterpart of this Agreement shall have the same force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Equity Pledge Agreement as of the date first above written.

Party A: Yubo International Biotech (Chengdu) Limited. (Seal)

By:

Name: Wang Jun

Title: Legal Representative

IN WHEREOF, the Parties have executed this Equity Pledge Agreement as of the date first above.

Party B:

Wang Jun

By:

Wang Yang

By:

Beijing Zhenxigu Medical Research Center (L.P.) (Seal)

By:

Name: Yulin Cao

Title: Authorized Representative

Beijing Borong Hongtai Asset Management Center (L.P.) (Seal)

By:

Name: Liu Lina

Title: Authorized Representative

Platinum Health Management (Tianjin) Centre (L.P.) (Seal)

By:

Name: Jin Jin

Title: Authorized Representative

IN WITNESS WHEREOF, the Parties have executed this Equity Pledge Agreement as of the date first above written.

Party C: Yubo International Biotechn (Beijing) Limited. (Seal)

By:

Name: Jun Wang

Title: Legal Representative